SUB-ITEM 77C

The shareholders of Massachusetts Investors Trust (the "Trust"), held a special meeting of shareholders of the Trust on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

--------------- ------------------ ----------------------- -------------------
Massachusetts        Number of        % of Outstanding        % of Dollars
Investors Trust       Dollars              Dollars                Voted
--------------- ------------------ ----------------------- -------------------
Affirmative        $5,344,048.58           57.744%               93.771%
--------------- ------------------ ----------------------- -------------------
Against                    $0.00            0.000%                0.000%
--------------- ------------------ ----------------------- -------------------
Abstain              $354,965.23            3.836%                6.229%
--------------- ------------------ ----------------------- -------------------
TOTAL              $5,699,013.81           61.580%              100.000%
--------------- ------------------ ----------------------- -------------------